For Immediate Release:
Friday, August 20, 2004

Metrocall Contact:
Timothy J. Dietz
Director, Corporate Communications
& Investor Relations
(703) 660-6677x6231
dietzt@metrocall.com

     Alexandria, VA, Friday, August 20, 2004 — On August 6, 2004, Metrocall Holdings, Inc. (NASDAQ: MTOH) reported its second quarter 2004 operating results. Paragraph 4 of the release incorrectly stated RPU for Metrocall’s direct and indirect distribution channels. As corrected, RPU for the direct channel was $10.69 in the second quarter versus $10.74 in the first quarter of 2004 and RPU for the indirect channel was $3.94 in the second quarter versus $3.71 in the first quarter of 2004. No other corrections to the unit or other financial data appearing in the August 6, 2004 press release were made.

About Metrocall Wireless, Inc.

     Metrocall Wireless, Inc., headquartered in Alexandria, Virginia, is a leading provider of paging products and other wireless services to the business, government and healthcare communities. In addition to its reliable, nationwide one-way networks, Metrocall’s two-way network has the largest high-powered terrestrial ReFLEX footprint in the United States with roaming partners in Canada, Mexico and the Caribbean. Metrocall Wireless is the preferred ReFLEX wireless data network provider for many of the largest telecommunication companies in the United States that source network services and resell under their own brand names. In addition to traditional numeric, one-way text and two-way paging, Metrocall also offers wireless e-mail solutions, as well as mobile voice and data services through AT&T Wireless and Nextel. Also, Metrocall offers Integrated Resource Management Systems with wireless connectivity solutions for medical, business, government and other campus environments. Metrocall focuses on the business-to-business marketplace and supports organizations of all sizes. For more information on Metrocall please visit our Web site and online store at www.metrocall.com or call 800-800-2337.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
 This press release includes “forward-looking statements,” within the meaning of the federal securities laws that involve uncertainties and risks. These include statements regarding events or developments that Metrocall Holdings expects or anticipates will occur in the future. A number of risks and uncertainties could cause actual results, events, and developments to differ from expectations. Please refer to Metrocall’s most recent annual report on Form 10-K, and any subsequently filed reports on Form 10-Q and Form 8-K, as well as its other filings with the Securities and Exchange Commission, for a complete discussion of these and other important factors that could cause actual results to differ materially from those projected by these forward-looking statements.